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                                                              Exhibit 99.53

                       FIRST DYNASTY MINES ARMENIA LIMITED



                           SHARE TRANSFER CERTIFICATE


We, GLOBAL GOLD CORPORATION (the "Transferor"), for good and valuable consideration received by me from FIRST DYNASTY MINES (USA) LLC (the "Transferee") do hereby:

                  1. transfer to the Transferee 100,000 Shares (the "Shares") standing in my name in register of the Company to hold unto the Transferee, his executors, administrators and assigns, subject to the several conditions on which I held the same at the time of execution of this SHARE TRANSFER CERTIFICATE; and

                  2. consent that my name remains on the register of the Company until such time as the Company enters the Transferee's name in the register of the Company.

And I, the Transferee, do hereby agree to take the Shares subject to the same conditions.

AS WITNESS OUR HANDS

Signed by the Transferor on the
31st day of August , 1998,
in the presence of:


 /s/ Barbara Garrison                             /s/ Robert Garrison
-----------------------------                   --------------------------------
Witness                                         Transferor


Signed by the Transferee on the
         day of                     , 1998,
in the presence of:



-----------------------------                   --------------------------------
Witness                                         Transferee